UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

February 1, 2017
Date of Report (Date of earliest event reported)

RENASANT CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (662) 680-1001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends the Current Report on Form 8-K of Renasant Corporation (the “Company”) filed with the Securities and Exchange Commission on February 7, 2017 disclosing the resignation of Michael D. Ross, an Executive Vice President of the Company (the “Original 8-K”). The Original 8-K inadvertently stated that Mr. Ross had already executed a general waiver and release in favor of the Company (the “Release”), and the copy of the Separation Agreement attached as Exhibit 10.1 to the Original 8-K inadvertently included Mr. Ross’s signature on such Release. In fact, Mr. Ross will not execute the Release until his resignation is effective on June 30, 2017. The disclosure in Item 5.02 and Exhibit 10.1 have been revised accordingly.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2017, Michael D. Ross, an Executive Vice President of Renasant Corporation (the “Company”), tendered his resignation to the Company. Mr. Ross has agreed to remain with the Company for a transition period, and his resignation will be effective as of June 30, 2017. In connection with such resignation, the Company and Mr. Ross have entered into a separation agreement consistent with the terms of his employment agreement. Pursuant to this separation agreement, and as a condition to the Company’s payment to Mr. Ross of amounts due under his employment agreement, Mr. Ross has reaffirmed his commitment to the non-competition and non-solicitation covenants included in his employment agreement, and he will execute and deliver a general waiver and release in favor of the Company upon the effectiveness of his resignation.

The foregoing description of the separation agreement is not complete and is qualified in its entirety by reference to the agreement itself, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description of Exhibit
10.1	Separation Agreement between Renasant Corporation and Michael D. Ross

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION
Date: February 8, 2017	By:	/s/ E. Robinson McGraw
E. Robinson McGraw
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Separation Agreement between Renasant Corporation and Michael D. Ross